                                                                   Exhibit 99.13



                             INVESTMENT AGREEMENT


                                    Between


                              CYTOGEN CORPORATION


                                      and


                              FLETCHER FUND, L.P.


                     --------------------------------------



                         Dated as of September 8, 1995

          INVESTMENT AGREEMENT dated as of September 8, 1995 between FLETCHER FUND, L.P., a Delaware limited partnership (the "Investor"), and CYTOGEN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company").

          WHEREAS, the parties desire that the Investor become an equity investor in the Company by acquiring 665,352 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Initial Shares") on the terms and subject to the conditions set forth below; and

          WHEREAS, the parties have agreed that the Company will have the right to sell, from time to time, shares of Common Stock to the Investor and the Investor will have the obligation to purchase such shares on the terms and subject to the conditions set forth below.

          NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

                                   ARTICLE I

                      Purchase and Sale of Initial Shares
                      -----------------------------------

          Section 1.1       Purchase and Sale of Initial Shares.  Upon the terms
                            -----------------------------------
and conditions set forth herein, the Company shall issue and sell the Initial Shares to the Investor pursuant to that certain Registration Statement on Form S-3, No. 33-77396 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the Investor shall purchase from the Company the Initial Shares.

          Section 1.2       Purchase Price.  The aggregate purchase price for
                            --------------
the Initial Shares shall be $2,700,000. The purchase price per Initial Share shall be $4.058.

          Section 1.3       The Initial Closing.
                            -------------------

               (a) The closing of the purchase and sale of the Initial Shares (the "Initial Closing") shall take place at the offices of Dechert Price & Rhoads, Princeton Pike Corporate Center, 997 Lenox Drive, Building 3, Suite 210, Lawrenceville,

New Jersey 08648, at 10:00 a.m., on September 11, 1995 (the
"Initial Closing Date").

               (b)  At the Initial Closing, (i) the Company
shall, as directed in writing by the Investor, either (x) deliver to the Investor one or more stock certificates representing the Initial Shares, registered in the name as designated by the Investor, or (y) deposit the Initial Shares to an account of the Investor (or a nominee account of the Investor) through the Depository Trust Company, and (ii) the Investor shall deliver to the Company $2,700,000 in immediately available funds by wire transfer to such account as shall be designated in writing by the Company. In addition, each of the Company and the Investor shall deliver all other documents, instruments and writings required to be delivered by either of them under this Agreement at or prior to the Initial Closing.

                                  ARTICLE II

                        Purchase and Sale of Put Shares
                        -------------------------------

          Section 2.1    Put Shares.
                         ----------

          2.1.1     Definitions.  Except as otherwise expressly provided
                    -----------
herein, capitalized terms used herein shall have the following meanings:

                    "Business Day" shall mean any trading day on the Nasdaq National Market ("Nasdaq") during which trading in the shares of Common Stock is not suspended or limited for more than 60 minutes.

                    "Pricing Period" shall mean the twenty-one (21)
Business Day period beginning on the second Business Day following the date on which the Put Notice (defined below) is delivered to the Investor and ending at the close of business on the twenty-second (22nd) Business Day following the date on which the Put Notice is delivered. For purposes of determining the Pricing Period, the Business Day on which the Put Notice is delivered shall not be counted.

                   "Trading Price" shall mean 101% of the average of the daily volume weighted average price (rounded to the nearest thousandth of a dollar) of the Common Stock as reported on Nasdaq (as published by Bloomberg Financial Markets) during the Pricing Period.

          2.1.2    Put Rights.
                   ----------

               (a) Subject to the terms and conditions set forth herein,
the Company shall have the right (each, a "Put Right") to issue and sell to the Investor pursuant to the Registration Statement under the Securities Act, and the Investor shall be obligated to purchase, an aggregate of 225,000 shares of Common Stock (as adjusted in accordance with the terms of this Agreement), from time to time and at any time, upon delivery by the Company to the Investor of a written notice (the "Put Notice"); provided, however, that, except as provided
                                   --------  -------
in Section 2.1.2(d) hereof, the Company shall not exercise more than three (3) Put Rights during the period beginning on October 13, 1995 and ending on March 29, 1996 (the "Expiration Date"). By delivery of the Put Notice, the Company shall be obligated to sell to the Investor, and the Investor shall be obligated to purchase from the Company (even if the related Put Closing Date (defined below) occurs after the Expiration Date), at the applicable Trading Price, that number of shares of Common Stock (the "Put Shares" and together with the Initial Shares, collectively, the "Shares") equal to the Final Put Amount (defined below). Each purchase of the Put Shares shall occur on the related Put Closing Date.

               (b) To exercise a Put Right, the Company shall, on any Business Day, deliver a Put Notice to the Investor, at the address of the Investor specified in Section 7.5 hereof, specifying the number of shares of Common Stock to be sold by the Company upon exercise of the Put Right (the "Put Amount"), which, except as provided in Sections 2.1.2(d) and (h) hereof, shall be 225,000 shares. No Put Notice shall be delivered on any date subsequent to the Expiration Date and, without Investor's prior consent, not more than one Put Right may be exercised during any period of twenty-five (25) consecutive Business Days. Without the Investor's prior consent, no Put Notice shall be delivered if any person shall have (i) publicly announced a tender offer or exchange offer for all the Common Stock, (ii) publicly announced plans for a merger or consolidation in which the Company is not the surviving entity, or a potential change in control of the Company, or (iii) publicly announced the delisting of the Common Stock from Nasdaq, until the tender offer, exchange offer, merger or consolidation is completed or the Common Stock is again listed on a national securities exchange.

               (c) No later than 5:00 p.m. on the next Business Day following the last Business Day of the applicable Pricing Period, the Investor shall deliver a written notice (the "Purchase Notice") to the Company, at the address of the Company specified in Section 7.5 hereof, specifying which of the following options the Investor, in its sole discretion, elects to exercise. The Investor may:

                   (i) elect to purchase the Put Amount;

                   (ii) subject to Section 2.1.2(e) hereof, elect to increase the Put Amount (specifying in the Purchase Notice the total number of Put Shares proposed to be purchased by the Investor (the "Specified Shares")) by up to that number of Put Shares (the "Additional Shares"), which, when added to 225,000 shares of Common Stock, equals 2.0% (rounded down to the nearest share) of the sum of (x) the total number of outstanding shares of Common Stock on the date of delivery of the Purchase Notice and (y) the number of Specified Shares set forth in the Purchase Notice; provided, however, that any
                                                 --------  -------
                   Additional Shares available to be so purchased but not elected to be purchased by the Investor in connection with a Put Right exercise may be added to the Additional Shares calculated in connection with, and shall remain available for purchase by the Investor at the time of, a subsequent Put Right exercise, subject to Section 2.1.2(e) hereof; or

                   (iii) elect to reduce the Put Amount (setting forth in the Purchase Notice the Specified Shares); provided, however,
                                                          --------  -------
                   that in no event shall the Investor reduce the Put Amount to less than twice the average daily reported trading volume of the Common Stock on Nasdaq during the relevant Pricing Period (the difference between the original Put Amount specified by the Company and the Final Put Amount (defined below) shall be referred to herein as the "Remaining Shares").

In any case, the final number of Put Shares to be sold and purchased in connection with a Put Right exercise, after giving effect to the Investor's right to increase or reduce the Put Amount, shall be referred to herein as the "Final Put Amount."

               (d) Subject to Section 2.1.2(e) hereof, the Company shall be entitled to (i) one additional Put Right, if the total number of Remaining Shares on a cumulative basis shall be 225,000 shares or fewer (but said Put Right shall only be exercisable for the actual number of Remaining Shares), or
(ii) that number of additional Put Rights equal to the total number of Remaining Shares on a cumulative basis divided by 225,000, if the total number of Remaining Shares shall be greater than 225,000 shares, plus an additional Put Right for any fractional remainder of the Remaining Shares (but said Put Right shall only be exercisable to the extent of the number of Remaining Shares in such fractional remainder).

               (e) In no event shall the aggregate of the Shares sold by the Company and purchased by the Investor pursuant to this Agreement exceed 4.9% (rounded down to the nearest share) of the total number of shares of Common Stock outstanding on the applicable Closing Date (defined below), after giving effect to any proposed sale and purchase of the Shares in question (the "Purchase Limit"). In any such event, the Final Put Amount proposed to be sold by the Company or purchased by the Investor shall be deemed reduced to the extent necessary to maintain the Purchase Limit.

               (f) No later than 11:00 a.m. on the next Business Day following the last Business Day of each Pricing Period, the Company shall notify the Investor of the applicable Trading Price for such Pricing Period. In the event of a dispute between the Company and the Investor concerning the Trading Price, which cannot in good faith be resolved between the Company and the Investor, the Company shall appoint a firm of independent certified public accountants of recognized national standing or other independent third party agreed upon by the Company and the Investor which shall give their opinion upon the determination of the Trading Price, which opinion shall be conclusive.

               (g) No fractions of Put Shares shall be issued and delivered. In lieu thereof, any such fraction shall be rounded down to the nearest whole number and a whole Put Share shall be issued and delivered.


          Section 2.1.3  The Put Closings.
                         ----------------

               (a) Each closing of the purchase and sale of the Put Shares (each, a "Put Closing") shall take place at the offices of Dechert Price & Rhoads, Princeton Pike Corporate Center, 997 Lenox Drive, Building 3, Suite 210, Lawrenceville, New Jersey 08648, at 10:00 a.m., no earlier than the second and no later than the fifth business day following the end of the related Pricing Period (each, a "Put Closing Date" and together with the Initial Closing Date, collectively, the "Closing Dates"), which date shall be determined by agreement between the Investor and the Company.

               (b) At each Put Closing, (i) the Company shall, as directed in writing by the Investor, either (x) deliver to the Investor one or more stock certificates representing the Put Shares, registered in the name as designated by the Investor, or (y) deposit the Put Shares to an account of the Investor (or a nominee account of the Investor) through the Depository Trust Company, and
(ii) the Investor shall deliver to the Company the applicable Trading Price for the Put Shares multiplied by the number of Put Shares in immediately available funds by wire transfer to such account as shall be designated in writing by the Company. In addition, each of the Company and the Investor shall deliver all other documents, instruments and writings required to be delivered by either of them under this Agreement at or prior to each Put Closing.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          Section 3.1    Representations and Warranties of the Company.  The
                         ---------------------------------------------
Company hereby makes the following representations and warranties to the
Investor:

               (a) Organization and Qualification.  Each of the Company and its
                   -------------------------------
subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power to own its properties and to carry on its business as now being conducted. As of the date hereof, the Company does not have any subsidiaries, other than CytoRad Acquisition Corp. and Cytogen UK Limited. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, prospects, or financial condition of the Company and its subsidiaries taken as a whole.

               (b) Authorization; Enforcement.  (i)  The Company has the
                   ---------------------------
requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

               (c) Capitalization.  As of the date hereof, the authorized
                   --------------
capital stock of the Company consists of (i) 69,600,000 shares of Common
Stock, of which as of the close of business on August 17, 1995, 33,747,501 shares were issued and outstanding; and (ii) 5,400,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which as of the close of business on August 17, 1995, no shares were issued and outstanding. All of such outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive rights. Except as disclosed in Schedule 3.1(c), as of the date of this Agreement there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe for, or commitments to purchase or acquire, any shares or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished to the Investor true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended, as in effect on the date hereof (the "By-laws").

               (d) Issuance of Shares.  The Shares are duly authorized, and
                   ------------------
when paid for and delivered in accordance with the terms hereof shall be validly issued, fully paid and non-assessable.

               (e) No Conflicts.  The execution, delivery, and performance
                   ------------
of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company's Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or for which consent to this Agreement has been obtained). The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform its obligations under this Agreement or to issue and sell the Shares in accordance with the terms of this Agreement.

               (f) SEC Documents, Financial Statements.  Since December 31,
                   -----------------------------------
1993, the Company has filed all reports, schedules, forms, statements and other documents (including any amendments thereto) required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investor true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents (as the same may have been amended) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, as of their respective dates, none of the SEC Documents taken as a whole (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (as the same may have been amended) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (g) Registration Statement.  The Registration Statement became
                   ----------------------
effective on April 22, 1994 and, to the Company's best knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated by the SEC. On the date of its effectiveness and on each of the Closing Dates, the Registration Statement (as it may have been amended) complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the date of its effectiveness, the Registration Statement (as it may have been amended) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the final prospectus contained in the Registration Statement, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on each of the Closing Dates, such final prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,
                      --------  -------
that the Company makes no representations and warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Investor or its representatives or agents, specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          Section 3.2    Representations and Warranties of the Investor.  The
                         ----------------------------------------------
Investor hereby makes the following representations and warranties to the
Company:

               (a) Authorization; Enforcement.  (i) The Investor has the
                   --------------------------
requisite partnership power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, including without limitation, the action of its corporate general partner, and no further consent or authorization of the Investor, its limited partners or the Board of Directors or stockholders of its corporate general partner is required, (iii) this Agreement has been duly authorized, executed and delivered by the Investor and (iv) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

               (b) No Conflicts.  The execution, delivery and performance
                   ------------
of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not (i) result in a violation of the Investor's organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which the Investor or its general partner is a party, or result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental agency (including Federal and state securities laws and regulations) applicable to the Investor, its general partner or their respective properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate have a material adverse effect on the Investor). The businesses of the Investor and its general partner are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or the aggregate do not have a material adverse effect on the Investor. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms of this Agreement.

               (c) Investor Information.  All information relating to
                   --------------------
the Investor furnished by the Investor or its representatives or agents in writing to the Company expressly for use in the Registration Statement or any prospectus supplement included therein is or will be true and complete in all material respects and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Shares are being purchased for the Investor's own account for investment only and not with a view to, or for assignment or resale in connection with, the distribution or other disposition thereof.

                                  ARTICLE IV

                                   Covenants
                                   ---------

          Section 4.1  Registration.
                       ------------

               (a) The Company shall (i) cause the sale of the Shares to be qualified under the "blue sky" laws of the State of New York, (ii) not take any action, or omit from taking any action, which could reasonably be expected to result in the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such an order is issued, obtain the withdrawal of such order at the earliest possible moment, and

(iii) provide Nasdaq with notice of the issuance of the Shares, if necessary.

               (b) The Company shall pay all out-of-pocket expenses incurred in connection with the registration statements in which Shares are included pursuant to this Agreement including, without limitation, all SEC and blue sky registration and filing fees, Nasdaq fees, printing expenses, transfer agents' and registrars' fees, commissions and expenses attributable to securities sold for the account of the Company pursuant to such registration, fees and disbursements of the Company's counsel and accountants and fees and disbursements of experts used by the Company in connection with such registration.

               (c) The Company will furnish to the Investor, without charge, two copies of the Registration Statement and any amendments or supplements thereto, promptly upon filing thereof. The Company shall permit the Investor to review any amendments or supplements to the Registration Statement before filing such documents with the SEC.

               (d) The Investor will cooperate with the Company in the performance of its obligations under this Section 4.1 and will furnish such information and other materials as the Company may reasonably require.

          Section 4.2  Common Stock.  From the date hereof through the final
                       ------------
Put Closing Date, the Company shall not (i) amend its organizational documents;
(ii) split, combine or reclassify its outstanding capital stock; (iii) declare or set aside or pay any dividend or other distribution with respect to the Common Stock; or (iv) make plans or enter into any agreement with respect to the foregoing.

          Section 4.3  Compliance with Law.  Each of the Company and the
                       -------------------
Investor shall comply with all applicable Federal and state securities and other laws applicable to transactions contemplated by this Agreement.

                                   ARTICLE V

                                  Conditions
                                  ----------

          Section 5.1  Conditions Precedent to the Obligation of the Company
                       -----------------------------------------------------
to Sell the Shares. The obligation hereunder of the Company to sell the Shares
------------------
to the Investor is further subject to the satisfaction in all material respects, at or before each of the Initial Closing and the Put Closings, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

               (a) Accuracy of the Investor's Representations and Warranties.
                   ---------------------------------------------------------
The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of each applicable Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

               (b) Performance by the Investor.  The Investor shall
                   ---------------------------
have performed, satisfied and complied with in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or before each applicable Closing Date.

               (c) No Injunction.  No statute, rule, regulation, executive
                   -------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 5.2  Conditions Precedent to the Obligation of the Investor
                       ------------------------------------------------------
to Purchase the Shares.  The obligation of the Investor hereunder to acquire
----------------------
and pay for the Shares is subject to the satisfaction in all material respects, at or before each of the Initial Closing and the Put Closings, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

               (a) Accuracy of the Company's Representations and Warranties.
                   --------------------------------------------------------
The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each applicable Closing Date as though made at the time (except for representations and warranties that speak as of a particular date).

               (b) Performance by the Company.  The Company shall have
                   --------------------------
performed, satisfied and complied with in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each of the Initial Closing and the Put Closings.

               (c) Registration Statement.  The Registration Statement
                   ----------------------
pursuant to which the Company will issue and sell, and the Investor shall purchase, the Shares shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

               (d) Nasdaq.  The Company shall have given notice of the issuance
                   ------
of the Shares to Nasdaq and Shares shall be authorized for trading on Nasdaq; during any Pricing Period, trading in the Common Stock shall not be suspended by the SEC or Nasdaq (except for any suspension of trading of limited duration agreed to between the Company and Nasdaq solely to permit dissemination of material information regarding the Company); and trading in securities generally as reported by Nasdaq shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by Nasdaq.

               (e) No Injunction.  No statute, rule, regulation, executive
                   -------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VI

                                  Termination
                                  -----------

          Section 6.1    Termination by Mutual Consent.  This Agreement may be
                         -----------------------------
terminated at any time by the mutual consent of the Company and the Investor by action of the boards of directors of the Company and of the corporate general partner of the Investor, as the case may be.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          Section 7.1    Fees and Expenses.  Each party shall pay the fees and
                         -----------------
expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

          Section 7.2    Severability.  If any term, provision, covenant or
                         ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

          Section 7.3    Specific Enforcement; Consent to Jurisdiction.
                         ---------------------------------------------


              (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

              (b) Each of the Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware for the purposes of

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

any suit, action or proceeding arising out of or relating to this Agreement and
(ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

          Section 7.4    Entire Agreement; Amendments.  This Agreement contains
                         ----------------------------
the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 7.5    Notices.  Any notice or other communication required or
                         -------
permitted to be given hereunder must be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answerback received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               If to the Company:

               Cytogen Corporation
               600 College Road East
               Princeton, New Jersey  08540
               Telecopy:  (609) 951-9298
               Attention:  President

               With copies to:

               Dechert Price & Rhoads
               Princeton Pike Corporate Center
               997 Lenox Drive
               Building 3, Suite 210
               Lawrenceville, New Jersey  08648
               Telecopy: (609) 520-3259
               Attention:  James J. Marino, Esq.

               If to the Investor:

               Fletcher Fund, L.P.
               767 Fifth Avenue, 48th Floor
               New York, New York  10153
               Telecopy:  (212) 758-7090
               Attention:  Alphonse Fletcher, Jr.

               With copies to:

               Skadden, Arps, Slate, Meagher & Flom
               1440 New York Avenue, N.W.
               Washington, DC  20005
               Telecopy:  (202) 371-7963
               Attention:   Stephen W. Hamilton, Esq.

Either party hereto may from time to time change its address for notice under this Section 7.5 by giving at least 10 days' written notice of such changed address to the other party hereto.

          Section 7.6    Waivers.  No waiver by either party of any default with
                         -------
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 7.7    Headings.  The headings herein are for convenience
                         --------
only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          Section 7.8    Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither the Company nor the Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall be withheld for any reason in the sole discretion of the party from whom consent is sought). The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

          Section 7.9    No Third Party Beneficiaries.  This Agreement is
                         ----------------------------
intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 7.10   Governing Law.  This Agreement shall be governed by and
                         -------------
construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflict of laws.

          Section 7.11   Survival.  The agreements and covenants of the Company
                         --------
contained in Section 7.1 and this Section 7.11 shall survive the termination of this Agreement. The representations and warranties of the Company and the Investor contained in Article III and the agreements and covenants set forth in Sections 4.2, 4.3, 7.1, 7.14 and this Section 7.11 shall survive the final Closing Date.

          Section 7.12   Execution.  This Agreement may be executed in one or
                         ---------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

          Section 7.13   Publicity.  The Company and the Investor shall consult
                         ---------
with each other prior to issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby.

          Section 7.14   Reasonable Efforts.  The Company and the Investor agree
                         ------------------
to use all reasonable efforts promptly to take, or cause to be taken, all actions and, to do or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                         CYTOGEN CORPORATION



                         By: /s/ T. Jerome Madison
                            ---------------------------------
                           Name:   T. Jerome Madison
                           Title:  Vice President, Chief
                                   Financial Officer and Secretary


                         FLETCHER FUND, L.P.
                              By: Fletcher Asset Management, Inc.,
                                   its general partner


                              By: /s/ Alphonse Fletcher, Jr.
                                 ---------------------------
                              Name:   Alphonse Fletcher, Jr.
                              Title:  President

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